UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 9, 2005
AMIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation)	000-50397 (Commission File Number)	51-0309588 (IRS Employer Identification No.)

2300 BUCKSKIN ROAD, POCATELLO, IDAHO		83201
(Address of Principal Executive Offices)		(Zip Code)
(208) 233-4690
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT
On September 9, 2005, AMI Semiconductor (“AMIS”), a subsidiary of AMIS Holdings, Inc. (the “Company”), purchased the semiconductor division of Flextronics for approximately $138 million in cash, including acquisition related expenses, pursuant to an Asset Purchase Agreement (the “Agreement”) dated September 9, 2005 between the Company, AMIS and Flextronics International USA Inc. Up to an additional $2.2 million may be paid within 30 days pending resolution of certain outstanding items. Under the terms of the Agreement, AMIS acquired certain assets and assumed certain liabilities related to Flextronics’ custom mixed-signal products, imaging sensors and digital ASICs, including FPGA conversion products. The press release of AMIS announcing this acquisition is attached as an exhibit to this current report on Form 8-K and incorporated herein by reference.
The Agreement includes standard representations, warranties and covenants by all parties, which generally survive for one year in the absence of fraud or willful misconduct. The Agreement also includes indemnification provisions that limit the liability of the parties to seven percent of the consideration paid pursuant to the terms of an Indemnification Escrow Agreement. Indemnification claims are also subject to a deductible and a de minimus threshold.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
The disclosure provided in Item 1.01 of this current report on Form 8-K is hereby incorporated by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Exhibit No.	Description
99.1	Press Release Dated September 9, 2005
The financial information required to be filed under this Item 9.01 will be filed by an amendment to this current report on Form 8-K within 71 days.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMIS HOLDINGS, INC.
Date: September 15, 2005	By:	/s/ David A. Henry
		Name:	David A. Henry
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release Dated September 9, 2005